LOCK-UP AGREEMENT

June 6, 2014

Inventergy Global, Inc. (the "Company")

Ladies and Gentlemen:

The undersigned irrevocably agrees with the Company that, from the date hereof until November 30, 2014 (the “Restriction Period”), the undersigned will not offer or sell any of the following securities held or beneficially owned by the undersigned on the date hereof or to be acquired or beneficially owned upon consummation of the merger among eOn Communications Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc., consummated on June 6, 2014 (the “Merger”):

Series A-1 Convertible Preferred Stock,

Series A-2 Convertible Preferred Stock,

Inventergy, Inc. Common Stock purchased prior to Merger

Any securities issuable upon conversion, exercise or exchange of the foregoing (collectively, the “Restrained Securities”, which the undersigned and the Company agree total _______ shares of the Company's common stock as of the date hereof without regard to any beneficial ownership blockers contained in such instruments). For the avoidance of doubt and the abundance of clarity, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the Restrained Securities shall exclude any other securities or derivatives of the Company that are not listed in the definition of Restrained Securities.

The undersigned also agree that during the Restriction Period they will not make any short sale (as defined in SEC Rule 200) of any common stock of the Company.

The Company may consent to an early release from the Restriction Period in its sole and absolute discretion, provided, that any release shall be made pro rata to all holders of Restrained Securities subject to similar lock-up agreements.

The restrictions contained in this letter agreement shall not apply to:

(i) the transfer of Restrained Securities to any other person or entity, provided that such transferee agrees to be bound in writing by the restrictions set forth herein,

(ii) if the last closing sale price of the Company's common stock immediately prior to each proposed sale as reported by Nasdaq or the Company's then current principal trading market exceeds $2.00 per share (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof, including, without limitation, as adjusted to give effect to the Company’s reverse stock split that will take effect on or about the date of the Merger), then the undersigned may sell shares of the Company common stock at or above $2.00 per share (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof, including, without limitation, as adjusted to give effect to the Company’s reverse stock split that will take effect on or about the date of the Merger); provided that the undersigned may not sell more than ______ additional shares of the Company's common stock pursuant to this clause (ii) in each calendar month period starting on July 1, 2014 until September 1, 2014, with any released shares not sold in any monthly period pursuant to this clause carried forward to any subsequent calendar month,

(iii) after September 1, 2014 and through the remainder of the Restriction Period, the undersigned may not sell more than _______ additional shares of the Company's common stock pursuant to this clause (iii) in each calendar month period during the Restriction Period, regardless of the price per share of the Company common stock, with any released shares not sold in any monthly period pursuant to this clause carried forward to any subsequent calendar month, and

(iv) if the last closing sale price of the Company's common stock immediately prior to each proposed sale as reported by Nasdaq or the Company's then current principal trading market exceeds $3.00 per share (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof, including, without limitation, as adjusted to give effect to the Company’s reverse stock split that will take effect on or about the date of the Merger), then the undersigned may sell any number of additional shares of the Company's common stock at or above $3.00 per share (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof, including, without limitation, as adjusted to give effect to the Company’s reverse stock split that will take effect on or about the date of the Merger).

The undersigned acknowledges that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the Merger.

The undersigned and the Company agree undersigned will have a limited right of Participation as defined in Exhibit A.

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This letter agreement may not be amended or otherwise modified in any respect without the written consent of the Company and the undersigned. No consideration shall be offered or paid to the undersigned or any other holders of Restrained Securities subject to similar lock-up agreements to this letter agreement to amend or consent to a waiver or modification of any provision of this letter agreement or any such other lock-up agreements similar to this letter agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to the undersigned and all of the holders of Restrained Securities subject to similar lock-up agreements than this letter agreement. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the undersigned at the address in effect for notices to it pursuant to the undersigned's signature page attached hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Restrained Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

***SIGNATURE PAGE FOLLOWS***

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This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Address for Notice:

Number of shares of the Company's common stock included in the undersigned's Restrained Securities on the date hereof on a fully diluted basis without regard to any beneficial ownership blockers contained in such instruments:

Security	Instrument	Unconverted Shares	INVT shares

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.

By:
Name: Joseph W. Beyers
Title: CEO and Chairman

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